Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

Valeant Pharmaceuticals International, Inc.

949-461-6002

laurie.little@valeant.com

Media:

Renee E. Soto/Meghan Gavigan

Sard Verbinnen & Co.

212-687-8080

rsoto@sardverb.com / mgavigan@sardverb.com

VALEANT PHARMACEUTICALS INTERNATIONAL, INC. COMPLETES

TENDER OFFER FOR SALIX PHARMACEUTICALS, LTD.

Laval, Quebec — April 1, 2015 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) (“Valeant”) today announced the expiration of the tender offer (the “Offer”) by a subsidiary of Valeant Pharmaceuticals International (“VPI”) to purchase all of the outstanding shares of Salix Pharmaceuticals, Ltd. (NASDAQ: SLXP) (“Salix”) for a price of $173.00 per share in cash, without interest, less any applicable withholding taxes. The Offer expired at midnight, Eastern time, on April 1, 2015. Valeant expects to complete today the acquisition of Salix through a merger without a vote of the Salix stockholders pursuant to Section 251(h) of the Delaware General Corporation Law.

Computershare Trust Company, N.A., the depositary for the tender offer, has advised that, as of the expiration of the Offer, a total of 48,385,169 shares had been tendered into and not validly withdrawn from the Offer, representing approximately 75.25% of Salix’s outstanding shares and a sufficient number of shares such that the minimum tender condition to the Offer was satisfied. Additionally, the depositary has advised that an additional 8,087,609 shares had been tendered by notice of guaranteed delivery, representing approximately 12.58% of Salix’s outstanding shares. Accordingly, all shares that were validly tendered and not properly withdrawn were accepted for payment and Valeant will promptly pay for all such tendered shares in accordance with the terms of the Offer.

As a result of the merger, Salix will become a wholly owned subsidiary of VPI. In the merger, each share of Salix (other than those shares held by Valeant or Salix or any of their respective subsidiaries) will be cancelled and converted into the right to receive the same $173.00 per share in cash, without interest, less any applicable withholding taxes, that was paid in the Offer. Following completion of the merger, the common stock of Salix will no longer be listed for trading on the NASDAQ Global Select Market, which is expected to take effect later today.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology, and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

Forward Looking Statements

This press release may contain forward-looking statements, including, but not limited to, the consummation of the acquisition of Salix. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, except as required by law.

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